Joint Filer Information

Title of Security:	Common Stock
Issuer & Ticker Symbol:	Everlast Worldwide, Inc. (EVST)
Designated Filer:	Burlingame Asset Management, LLC
Other Joint Filers:	Burlingame Equity Investors, LP (“Domestic Fund”) Burlingame Equity Investors II, LP (“Domestic Fund II”) Burlingame Equity Investors (Offshore) Ltd. (“Offshore Fund”) Blair E. Sanford
Addresses:

The principal business address for each of BAM, Domestic Fund, Domestic Fund II and Mr. Sanford is One Sansome Street, Suite 2900, San Francisco, California 94104.

The principal business address of the Offshore Fund is c/o Appleby Corporate Services (Cayman) Limited, Clifton House, 75 Fort Street, P.O. Box 1350 GT, George Town, Grand Cayman, Cayman Islands.

Signatures:

Dated:	May 8, 2006

BURLINGAME EQUITY PARTNERS, LP
By: Burlingame Asset Management, LLC, as general partner

By: /s/ Blair E. Sanford
Blair E. Sanford, Managing Member

BURLINGAME EQUITY PARTNERS II, LP
By: Burlingame Asset Management, LLC, as general partner

By: /s/ Blair E. Sanford
Blair E. Sanford, Managing Member

BURLINGAME EQUITY INVESTORS (OFFSHORE) LTD.

By: /s/ Blair E. Sanford
Blair E. Sanford, Director

/s/ Blair E. Sanford
Blair E. Sanford